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                                                                       Exhibit 1

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                      AMENDMENT TO STOCK PURCHASE AGREEMENT

         AGREEMENT, dated March 27, 1997, among Xechem International, Inc., a Delaware corporation (the "Company"); David Blech (the "Purchaser"); The Edward
A. Blech Trust (the "Trust"); Ramesh C. Pandey ("Pandey"); and the Michael G. Jesselson 12/18/80 Trust and the Benjamin J. Jesselson 12/18/80 Trust (the "Assignees").

         WHEREAS, the Company, the Purchaser, and Pandey are the original parties to a Stock Purchase Agreement, dated November 18, 1996 (the "Purchase Agreement"; terms used and not defined herein have the meaning as defined in the Purchase Agreement), and the Trust has subsequently become party to the Purchase Agreement; and

         WHEREAS, the Purchase Agreement provides for the purchase of certain shares of convertible preferred stock of the Company or, if certain events have occurred, the underlying shares of Common Stock; and

         WHEREAS, such events have occurred, and accordingly the Purchase Agreement now relates to the purchase and sale of shares of Common Stock; and

         WHEREAS, on the date hereof, the Purchaser is assigning to the Assignees the right to purchase certain of such shares; and

           WHEREAS, the parties hereto desire to amend certain provisions of the Purchase Agreement to modify the closing schedule;

         NOW, THEREFORE, it is hereby agreed as follows:

         I. The Purchase Agreement provides for the Purchaser to purchase the Fifth Shares, which consist of 35,000,000 shares of Common Stock, on or before February 17, 1997. The parties hereby agree that the Assignees shall purchase 10,000,000 of the Fifth Shares on the date hereof, and the closing of the purchase of the remaining 25,000,000 Fifth Shares shall take place on or before April 30, 1997, subject to the provisions of the Purchase Agreement (including, without limitation, Sections 9.1 and 9.2 thereof).

         2. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and the respective successors and assigns of the corporate parties hereto and the respective assigns, heirs, and personal representatives of the individual parties hereto.

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         3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflict of laws.


         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first written above.

                                             XECHEM INTERNATIONAL, INC.

                                             By /s/ RAMESH C. PANDEY
                                               ---------------------------------
                                               Ramesh C. Pandey, President

                                                /S/ RAMESH C. PANDEY
                                             -----------------------------------
                                               Ramesh C. Pandey

                                               /S/ DAVID BLECH
                                             -----------------------------------
                                               David Blech

                                             THE EDWARD A. BLECH TRUST

                                             By /S/ MORDECHAI JOFEN
                                               ---------------------------------
                                               Mordechai Jofen, Trustee

                                             MICHAEL G. JESSELSON 12/18/80
                                             TRUST

                                             By /S/ MICHAEL G. JESSELSON
                                               ---------------------------------

                                             BENJAMIN J. JESSELSON 12/18/80
                                             TRUST

                                             By /S/ MICHAEL G. JESSELSON
                                               ---------------------------------

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